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                                                                    EXHIBIT 23.1





              Consent of Independent Certified Public Accountants




We have issued our report dated March 8, 1996, accompanying the consolidated financial statements included in the Annual Report of Greenbriar Corporation on Form 10-KSB for the year ended December 31, 1995. We hereby consent to the incorporation by reference of said report in the Registration Statements of Greenbriar Corporation on Form S-3 (File No. 33-64840) and Form S-8 (File No. 33-65856).

/s/ Grant Thornton LLP
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GRANT THORTON LLP

Dallas, Texas

August 23, 1996